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Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement of BlackRock Global Floating Rate Income Trust on Form N-2 (Securities Act Registration No. 333-118715 and Investment Company Registration No. 811-21566) of our report dated August 24, 2004, relating to the financial statements of BlackRock Global Floating Rate Income Trust as of July 12, 2004 and for the period then ended appearing in the Statement of Additional Information, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 18, 2004

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  Exhibit 99(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM